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                                  Exhibit 4(ll)
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                       GERMAN AMERICAN CAPITAL CORPORATION
                               31 WEST 52ND STREET
                            NEW YORK, NEW YORK 10019



                             As of January 27, 1995



CRIIMI MAE Inc.
11200 Rockville Pike
Rockville, MD 20852

          Re: Sale by CRIIMI MAE Inc. (the "SELLER") of certain FHA mortgage loans (the "FHA LOANS") and certain GNMA securities (the "GNMA SECURITIES") to German American Capital Corporation (the "BUYER")

Ladies and Gentlemen:

          In connection with the above-referenced transaction, and in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Buyer and the Seller hereby agree as follows:

1. On the date hereof (the "CLOSING DATE") the Seller has sold certain GNMA Securities to the Buyer pursuant to that certain Committed Master Repurchase Agreement, dated as of January 23, 1995, by and between the Seller and the Buyer (the "GNMA REPURCHASE AGREEMENT").

2. On the Closing Date the Seller has failed to sell GNMA Securities in an amount required pursuant to that certain Commitment Letter, by Buyer to Seller, dated as of January 19, 1995 (the "COMMITMENT LETTER") and the GNMA Repurchase Agreement, such that percentages of GNMA Securities and FHA Loans sold pursuant to that certain Committed Master Repurchase Agreement Governing Purchases and Sales of Participation Certificates, dated as of January 23, 1995, by and between the Seller and the Buyer (the "FHA REPURCHASE AGREEMENT") fail to comply with the required percentages of the aggregate outstanding principal balance of the Facility as specified in Paragraph 3 of the Commitment Letter as follows: (a) the current percentage of FHA Loans under the Facility is not in excess of 75% and (b) the current percentage of GNMA Securities under the Facility is not less than 25% (the percentages set forth in (a) and (b), each a "CURRENT PERCENTAGE").

3. The Buyer and Seller acknowledge and agree that the failure described in paragraph 2 above, constitutes a breach of a material covenant of the Commitment Letter, and an Event of Default (the "BREACH AND DEFAULT") under each of the GNMA Repurchase


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     Agreement and the FHA Repurchase Agreement (the Commitment Letter, the GNMA
     Repurchase Agreement and the FHA Repurchase Agreement are collectively referred to as the "OPERATIVE AGREEMENTS"), and without waiving any of its rights or remedies under the Operative Agreements, the Buyer has consummated the Transaction with respect to the GNMA Securities as contemplated under the GNMA Repurchase Agreement. Without waiving any of its rights or remedies under the Operative Agreements, the Buyer shall refrain from exercising any of its rights or remedies under the Operative Agreements in connection with the Breach and Default for a period of one hundred twenty (120) days following the Closing Date (the "WAIVER PERIOD"); provided that during the Waiver Period, (a) the percentage of FHA Loans does not exceed the Current Percentage of FHA Loans, and the percentage of GNMA Securities does not fall below the Current Percentage of GNMA Securities and (b) the Collateral Amount Percentage with respect to the GNMA Repurchase Agreement and the FHA Repurchase Agreement shall be at least 106%, respectively.

4. Seller hereby agrees to cure the Breach and Default in accordance with the requirements of the Operative Agreements on or before one hundred twenty
     (120) days following the Closing Date. After the Seller cures the Breach and Default the Collateral Amount Percentage with respect to the GNMA Repurchase Agreement and the FHA Repurchase Agreement shall conform to the requirements of the Operative Agreements.

5. In the event that Seller fails to perform the covenant set forth in paragraph 4 above, Buyer may exercise all rights and remedies available to it pursuant to the Operative Agreements, provided that an Event of Default shall be deemed to have occurred and all notice requirements with respect thereto shall be deemed to have been given as of the Closing Date.

6. THE SELLER SHALL KEEP CONFIDENTIAL AND SHALL NOT DIVULGE TO ANY PARTY THE SUBSTANCE OF THIS LETTER, WITHOUT THE WRITTEN CONSENT OF THE BUYER, EXCEPT TO THE EXTENT THAT IT IS NECESSARY FOR THE SELLER TO DO SO IN WORKING WITH LEGAL COUNSEL, AUDITORS, TAXING AUTHORITIES OR OTHER GOVERNMENTAL AGENCIES. IN THE EVENT THAT THE BUYER DIVULGES TO ANY PARTY THE SUBSTANCE OF THIS LETTER, THE BUYER SHALL KEEP CONFIDENTIAL AND SHALL NOT DIVULGE TO ANY PARTY THE FACT THAT THE SELLER IS A PARTY TO THIS LETTER, WITHOUT THE WRITTEN CONSENT OF THE SELLER, EXCEPT TO THE EXTENT THAT IT IS NECESSARY FOR THE SELLER TO DO SO IN WORKING WITH LEGAL COUNSEL, AUDITORS, TAXING AUTHORITIES OR OTHER GOVERNMENTAL AGENCIES.

7. Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Operative Agreements.

8. This letter shall survive the Closing Date and shall not merge into the closing documents but instead shall be independently enforceable by the parties hereto.

9. This letter shall not be assigned by the Seller without the prior written consent of the Buyer, which consent shall be granted or withheld in the sole discretion of the Buyer.



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10.  This letter may be executed in any number of counterparts each of which shall constitute one and the same instrument, and either party hereto may execute this letter by signing any such counterpart.

                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]


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11.  THIS LETTER SHALL BE DEEMED IN EFFECT WHEN A FULLY EXECUTED COUNTERPART
     THEREOF IS RECEIVED BY THE BUYER IN THE STATE OF NEW YORK AND SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK. THIS LETTER SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

                                   Very truly yours,

                                   GERMAN AMERICAN CAPITAL
                                   CORPORATION

                                   By:         /s/  John H. Cutting, III
                                       ---------------------------------------
                                   Name:        John H. Cutting III
                                         -------------------------------------
                                   Title:          Director
                                          ------------------------------------

                                   By:          /s/ Charlene S. Chai
                                       ---------------------------------------
                                   Name:        Charlene S. Chai
                                         -------------------------------------
                                   Title:         Vice President
                                          ------------------------------------
Accepted and Agreed:

CRIIMI MAE INC.


By:          /s/ Jay R. Cohen
     ---------------------------------------
Name:    Jay R. Cohen
      --------------------------------------
Title:      Executive Vice President
       -------------------------------------


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                                                  EXHIBIT 4

                           AUTHORIZED REPRESENTATIVES

A.   Of Depositor:

     NAME                          SPECIMEN SIGNATURE

     1.   Jay R. Cohen                  _____________________________________

     2.   Cynthia O. Azzara             _____________________________________

     3.   Nancy E. Currier              _____________________________________

     4.   Peter M. Smith           _____________________________________

     5.   Jamie I. Sapp                 _____________________________________
                          (continued at bottom of page)

B.   Of Purchaser:

     NAME                          SPECIMEN SIGNATURE

     1.   Joseph G. Kilely              _____________________________________

     2.   --                       _____________________________________

     3.   Charlene S. Chai              _____________________________________

     4.   Elizabeth Stone               _____________________________________

     5.   John H. Cutting               _____________________________________

C.   Of Custodian:

     NAME                          SPECIMEN SIGNATURE

     1.   Suzanne J. MacDonald, VP      _____________________________________

     2.   Douglas M. Badaszewski, AVP   _____________________________________

     3.   David M.D. Caspar, AS         _____________________________________

     4.                                 _____________________________________

     5.                                 _____________________________________

A.   Of Depositor: (Continued)

     6.   H. William Willoughby         _____________________________________

     7.   William B. Dockser            _____________________________________